UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 25, 2023

DIAMONDHEAD HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39936	85-3460766
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

250 Park Ave, 7th Floor New York, New York	10177
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 572-6260

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value and one-fourth of one redeemable warrant	DHHCU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	DHHC	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	DHHCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 25, 2023, DiamondHead Holdings Corp., a Delaware corporation (the “Company”) filed an amendment (the “Extension Amendment”) to the Company’s Certificate of Incorporation (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware. The Extension Amendment extends the date by which the Company must consummate its initial business combination from January 28, 2023 to July 28, 2023.

The foregoing description is qualified in its entirety by reference to the Extension Amendment, a copy of which is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

On January 25, 2023, the Company convened a special meeting of stockholders (the “Special Meeting”). At the close of business on the record date of the Special Meeting, there were 34,500,000 shares of Class A common stock and 8,625,000 shares of Class B common stock outstanding (collectively, the “Common Stock”), each of which was entitled to one vote with respect to the Extension Amendment Proposal (as defined below). A total of 32,138,795 shares of Common Stock, representing approximately 74.52% of the outstanding shares of Common Stock entitled to vote at the Special Meeting, were present in person or by proxy, constituting a quorum. The proposal listed below is described in more detail in the Company’s definitive proxy statement, which was filed with the Securities and Exchange Commission on January 4, 2023. The stockholders of the Company voted on a proposal to amend the Certificate of Incorporation to extend the date by which the Company must consummate a business combination from January 28, 2023 to July 28, 2023 (the “Extension Amendment Proposal”). A summary of the voting results at the Special Meeting is set forth below:

The Extension Amendment Proposal was approved by the Company’s shareholders as follows:

For	Against	Abstain
30,769,943	1,174,280	194,572

Stockholders holding 30,058,968 shares of Class A common stock (after giving effect to withdrawals of redemptions) exercised their right to redeem such shares for a pro rata portion of the funds in the Trust Account. As a result, approximately $304 million (approximately $10.12 per share) will be removed from the Trust Account to pay such redeeming holders and approximately $45 million will remain in the Company’s Trust Account.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description of Exhibits

3.1	First Amendment to the Certificate of Incorporation
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDHEAD HOLDINGS CORP.

Date: January 25, 2023	By:	/s/ David. T. Hamamoto
	Name:	David T. Hamamoto
	Title:	Co-Chief Executive Officer